Exhibit 99.3

EASTERN INSURANCE HOLDINGS, INC.

2008 AGENCY STOCK PURCHASE PLAN

ENROLLMENT FORM

Use this form to enroll in the Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan.

IF NOT TYPING, PLEASE PRINT CLEARLY USING A PEN

Agency Name:	Employer Identification Number (EIN):

Street Address:	Authorized Representative:

City:	Representative Phone Number:

State, ZIP Code:	Representative Fax Number:

Phone Number:	Representative E-Mail:

ACKNOWLEDGMENT AND ENROLLMENT AUTHORIZATION

I,                                     , hereby certify that I am the authorized representative of                                                                           (the “Agency”) and I am authorized to enroll on behalf of the Agency in the Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan (“ASPP”).

I acknowledge and understand that this Enrollment Form entitles the Agency to subscribe to purchase shares of the common stock of Eastern Insurance Holdings, Inc. (“EIHI”) pursuant to the terms of the ASPP, and the Agency will submit an ASPP Subscription Form in accordance with the terms of the ASPP in order to purchase shares of EIHI common stock available under the ASPP.

I further acknowledge that the enrollment of the Agency in the ASPP does not create a contractual relationship of any kind between the Agency and EIHI other than for purposes of participation in the ASPP.

Authorized Agency Representative Signature:                    Date:

Please return or fax your completed Enrollment Form to:

EIHI Representative:	Mark Juba
Fax Number:	(717) 481-2702
E-mail:	mjuba@eains.com
Address:	Eastern Insurance Holdings, Inc.
Attn: Mark Juba
25 Race Avenue
Lancaster, PA 17603-3179